As filed with the Securities and Exchange Commission on December 31, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JET.AI Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-2971741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

(Address of Principal Executive Offices)

2023 Jet.AI Inc. Omnibus Incentive Plan

(Full title of the plans)

Michael Winston

Interim Chief Executive Officer

10845 Griffith Peak Dr., Suite 200

Las Vegas, Nevada 89135

(Name and address of agent for service)

(702) 747-4000

(Telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Peter F. Waltz

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) registers an aggregate of: 10,933 shares of common stock, par value $0.0001 per share (the “Common Stock”) of Jet.AI Inc. (the “Company”, “we”, “us”, “our”) that may be offered, issued, and sold under the 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Plan”).

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with Section C of the General Instructions to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of “restricted securities” and “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8) by the selling stockholders identified in the Reoffer Prospectus (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) and maybe used on a continuous or delayed basis in the future, by such Selling Stockholders. The Reoffer Prospectus relates to 485 shares of restricted Common Stock that have been issued to directors of the Company pursuant to the Plan. Assuming that the Company continues to satisfy the registrant requirements for use of Form S-3, the limitation on the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling the Company’s securities, specified in Rule 144(e) under the Securities Act will not apply. The registration of the shares of our Common Stock covered by the Reoffer Prospectus does not necessarily mean that any shares of our Common Stock will be sold by the Selling Stockholders. The second part of this Registration Statement contains information required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

485 Shares of Common Stock

Offered by Selling Stockholders

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of an aggregate of 485 shares of Common Stock of the Company.

Specifically, this Reoffer Prospectus covers an aggregate of 485 shares of Common Stock of the Company, which were issued to the Selling Stockholders in the form of restricted stock awards pursuant to the 2023 Jet.AI Inc. Omnibus Incentive Plan (the “Plan”). We are not offering any shares of Common Stock and will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. Each Selling Stockholder named herein, is a director of the Company, and may be considered an “affiliate” of the Company (as defined in Rule 405 under the Securities Act.

The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to a purchaser, or through broker-dealers or agents. If underwriters or dealers are used to sell the shares of Common Stock, we will name them and describe their compensation in a prospectus supplement. The shares of Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 4 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “JTAI”. On December 30, 2024, the last sale price of a share of our Common Stock as reported on the Nasdaq was $4.88 per share.

Shares of Common Stock that are issued pursuant to the Awards will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. Assuming that the Company continues to satisfy the registrant requirements for use of Form S-3, the limitation on the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling the Company’s securities, specified in Rule 144(e) under the Securities Act will not apply.

Investing in our securities involves substantial risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this Reoffer Prospectus for the factors you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is December 31, 2024.

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ABOUT THE REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted. This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

REOFFER PROSPECTUS SUMMARY

This Reoffer Prospectus is part of a registration statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares of Common Stock being offered. This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirely by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement, of which this Reoffer Prospectus forms a part, includes additional information not contained in this Reoffer Prospectus. You may read the registration statement and the other reports we file with the Commission at the SEC website as described above under the heading “Incorporation of Certain Information by Reference” if necessary.

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “Jet.AI,” “the Company,” “the Registrant,” “we,” “our,” and “us,” refer to Jet.AI and its subsidiaries.

The Company

Our business strategy combines concepts from fractional jet and charter jet programs with innovations in artificial intelligence, also referred to herein is “AI.” Our purposeful enhancement of price discovery has the potential to produce fairer and more inclusive results for aircraft owners and travelers alike.

We formed the Company on June 4, 2018 and, in September 2019, we developed and launched our booking platform represented by our iOS application JetToken, which originally functioned as a prospecting and quoting platform to arrange private jet travel with third party carriers. Following our acquisition of HondaJets, we began selling jet cards and fractional ownership interests in our aircraft. In 2023, we launched an AI-enhanced booking application called CharterGPT.

Beginning in 2023, we launched our Jet.AI Operator Platform to provide a B2B software platform for SaaS products. Currently we offer the following SaaS software to aircraft owners and operators generally:

●	Reroute AI: recycles aircraft waiting to return to base into prospective new charter bookings to destinations within specific distances; and
●	DynoFlight: enables aircraft operators to estimate aircraft emissions then purchase carbon removal credits via our DynoFlight API.

We have also established a specific version of a private jet by the seat booking tool called for the Las Vegas Golden Knights and Cirrus Aviation via 380 Software LLC. 380 Software LLC is a by-the-seat charter joint venture between us and Cirrus Aviation.

Our strategy involves expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, developing a national jet card program based on third party aircraft, further enhancing the AI functionality of Charter GPT, and expanding upon our B2B software offerings. Our strategy involves expanding our fleet of aircraft with larger aircraft capable of traveling longer distances, further enhancing the AI functionality of Charter GPT, expanding upon Reroute AI and DynoFlight.

We were incorporated in Delaware in June 2018, and the Company currently exists as a Delaware corporation. Our principal executive offices are located at 10845 Griffith Peak Dr., Suite 200, Las Vegas, Nevada 89135. Our telephone number at such address is (702) 747-4000, and our website is www.jet.ai. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. Our website address is included in this prospectus as an inactive textual reference only.

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The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Stockholders listed in this Reoffer Prospectus, of up to 485 shares of our Common Stock, issued to Selling Stockholders under the Plan in the form of restricted stock awards. The Selling Stockholders may from time to time sell, transfer, or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Stockholders will be borne by them.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this Reoffer Prospectus or the documents incorporated by reference herein regarding the proposed the Company’s future financial performance and the Company’s strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” “strive,” “might,” “possible,” “potential,” “predict,” or the negative of such terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements appear in a number of places throughout this Reoffer Prospectus and/or the documents incorporated by reference herein, and are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. You should evaluate all forward-looking statements made in this Reoffer Prospectus or within a document incorporated herein by reference in the context of these risks and uncertainties.

Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, including, but not limited to, the following:

●	the ability to maintain the listing of the Company’s securities on Nasdaq;

●	our public securities’ potential liquidity and trading;

●	our ability to raise financing in the future;

●	the Company’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

●	the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal law on ownership of U.S. airlines;

●	the risk that the Company may fail to effectively build scalable and robust processes to manage the growth of its business;

●	the risk that demand for the Company’s products and services may decline;

●	high levels of competition faced by the Company with numerous market participants having greater financial resources and operating experience than the Company;

●	the possibility that the Company’s business may be adversely affected by changes in applicable laws and government regulations;

●	the possibility that the Company may not be able to grow its client base;

●	the inability to finance aircraft or generate sufficient funds;

●	the possibility that the Company may not have enough capital and may be required to raise additional capital;

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●	data security breaches, cyber-attacks or other network outages;

●	the volatility of the prices of blockchain currencies that the Company accepts as payment;

●	our reliance on third parties;

●	our inability to adequately protect our intellectual property interests or infringement on intellectual property interests of others;

●	the possibility that the Company may be adversely affected by other economic, business or competitive factors; and

●

other factors detailed in the section entitled “Risk Factors” and elsewhere in this Reoffer Prospectus, and under the headings “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed April 29, 2024, and as further amended by our Annual Report on Form 10-K/A for the year ended December 31, 2023, filed August 15, 2024 (the “2023 Form 10-K”), and our subsequent Quarterly Reports on Form 10-Q.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this Reoffer Prospectus and the documents incorporated herein by reference under the headings “Risk Factors”, including those contained in Item 1A under the heading “Risk Factors” and elsewhere in our 2023 Form 10-K, which is incorporated into this Reoffer Prospectus by reference, and any risk factors set forth in our other filings that we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

USE OF PROCEEDS

We will receive no proceeds from the sale of the shares of Common Stock by the Selling Stockholders. All proceeds from the sale of the Common Stock will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

DESCRIPTION OF COMMON STOCK

The description of the Company’s Common Stock contained in our 2023 Form 10-K, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference.

SELLING STOCKHOLDERS

The table below sets forth information regarding beneficial ownership of our Common Stock as of December 30, 2024, as adjusted to reflect the Common Stock that may be sold from time to time pursuant to this Resale Prospectus for all Selling Stockholders, as identified in the table. We will not receive any proceeds from the resale of the shares by the Selling Stockholders.

The Common Stock offered by the Selling Stockholders hereunder include an aggregate of 485 shares of Common Stock of the Company, which were issued to the Selling Stockholders in the form of restricted stock awards under the Plan.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of December 31, 2024. Shares issuable pursuant to such stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

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The table below sets forth, as of December 30, 2024, (i) the name of each person who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares (and the percentage, if 1% or greater) of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or greater) of Common Stock each person will own after the offering, assuming such person sells all of the shares of Common Stock offered. We have based percentage ownership of our common stock before this offering on 1,536,516 shares of our Common Stock outstanding as of December 30, 2024.

Unless otherwise indicated, (i) beneficial ownership is direct, (ii) the person indicated has sole voting and investment power, and (iii) the address for each Selling Stockholder listed in the table below is c/o Jet.AI Inc., 10845 Griffith Peak Dr., Suite 200, Las Vegas, Nevada 89135.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)(2)	Percentage of Shares of Common Stock Beneficially Owned Prior to this Offering(1)(2)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Shares of Common Stock Beneficially Owned After this Offering(1)(3)
Wrendon Timothy, Director(4)	1,206	*	97	1,109	*
Ehud Talmor, Director(5)	737	*	97	640	*
William Yankus, Director	97	*	97	-	*
Lt. Col. Ran David, Director(6)	874	*	97	777	*
Donald Jeffrey Woods, Director	97	*	97	-	*

*Less than 1%

(1) Beneficial ownership and the percentage of shares of Common Stock beneficially owned is computed on the basis of 1,536,516 shares of Common Stock outstanding as of December 30, 2024, and determined in accordance with the rules and regulations of the SEC.

(2) Includes shares of Common Stock issuable upon vesting and exercise of stock options are subject to vesting within 60 days from December 31, 2024.

(3) Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

(4) Includes 97 shares of restricted Common Stock granted under the Plan.

(5) Includes 640 shares of Common Stock issuable upon the exercise of vesting options within 60 days of December 31, 2024.

(6) Includes 777 shares of Common Stock issuable upon the exercise of vesting options within 60 days of December 31, 2024.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on Nasdaq or any other stock exchange on which our Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

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In connection with their sales, a Selling Stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144 rather than pursuant to this Reoffer Prospectus. There is no assurance that the Selling Stockholders will sell all or a portion of the Common Stock offered hereby. The Selling Stockholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Assuming that the Company continues to satisfy the registrant requirements for use of Form S-3, the limitation on the amount of securities to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling the Company’s securities, specified in Rule 144€ under the Securities Act will not apply.

There can be no assurance that the Selling Stockholders will sell any or all of the securities offered hereby.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of Common Stock offered by this Reoffer Prospectus, and any supplement thereto, will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

The consolidated financial statements of Jet.AI as of December 31, 2023, and December 31, 2022, included in this prospectus have been audited by Hacker Johnson & Smith P.A., an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, which includes an explanatory paragraph as to Jet.AI’s ability to continue as a going concern, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

The Registration Statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available free of charge on our website at www.investors.jet.ai. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which have been filed by the Company with the SEC, are hereby incorporated by reference into this Registration Statement of which this Reoffer Prospectus forms a part:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and as amended on April 29, 2024, and August 15, 2024.

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 15, 2024, August 14, 2024, and November 14, 2024, respectively.

(c)	Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 17, 2024, April 19, 2024, May 31, 2024, June 27, 2024, July 17, 2024, August 8, 2024, August 23, 2024, August 30, 2024, September 25, 2024, September 26, 2024, October 10, 2024, October 11, 2024, October 18, 2024, October 22, 2024, October 24, 2024, October 28, 2024, November 5, 2024, November 8, 2024, November 18, 2024, and November 19, 2024 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K).

(d)	The description of the Company’s capital stock set forth in our Registration Statement on Form S-1/A, filed with the SEC on October 15, 2024, in the section entitled “Description of Capital Stock.”

(e)	All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for such information should be directed to:

Jet.AI Inc.

10845 Griffith Peak Dr.

Suite 200

Las Vegas, Nevada 89135

Attention: Interim Chief Financial Officer

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the SEC, are hereby incorporated in this Registration Statement by reference as of their filing date with the SEC:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and as amended on April 29, 2024, and August 15, 2024.

(b)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 15, 2024, August 14, 2024, and November 14, 2024, respectively.

(c)	Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 17, 2024, April 19, 2024, May 31, 2024, June 27, 2024, July 17, 2024, August 8, 2024, August 23, 2024, August 30, 2024, September 25, 2024, September 26, 2024, October 10, 2024, October 11, 2024, October 18, 2024, October 22, 2024, October 24, 2024, October 28, 2024, November 5, 2024, November 8, 2024, November 18, 2024, and November 19, 2024 (in each case, excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K).

(d)	The description of the Company’s capital stock set forth in our Registration Statement on Form S-1/A, filed with the SEC on October 15, 2024, in the section entitled “Description of Capital Stock.”

(e)	All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation has the power to indemnify its directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. In addition, a corporation may advance expenses incurred by a director or officer in defending a proceeding upon receipt of an undertaking from such person to repay any amount so advanced if it is ultimately determined that such person is not eligible for indemnification.

The Company’s Certificate of Incorporation provides that, pursuant to the DGCL, the Company’s directors shall not be liable for monetary damages to the fullest extent authorized under applicable law. This provision in the Company’s Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

The Company’s Bylaws also provide that the Company will indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

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In addition to the above, the Company has entered into indemnification agreements with each of the Company’s directors and officers. These indemnification agreements provide the Company’s directors and officers with the same indemnification and advancement of expenses as described above and provide that the Company’s directors and officers will be indemnified to the fullest extent authorized by any future Delaware law that expands the permissible scope of indemnification. The Company also has directors’ and officers’ liability insurance, which provides coverage against certain liabilities that may be incurred by the Company’s directors and officers in their capacities as directors and officers of the registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Certificate of Incorporation of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on August 14, 2023)
4.2	Certificate of Designation of the Series A Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on August 14, 2023)
4.3	Amendment No. 1 to Certificate of Designation of Series A Convertible Preferred Stock of Jet.AI Inc. dated July 15, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on July 17, 2024)
4.4	Certificate of Designation of the Series A-1 Convertible Preferred Stock of Jet.AI Inc., dated August 10, 2023 (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed with the SEC on August 14, 2023)
4.5	Certificate of Designations of Series B Convertible Preferred Stock of Jet.AI Inc. (incorporated by reference to Exhibit 3.5 to the Company’s Form 10-K filed with the SEC on April 1, 2024)
4.6	Warrant by and between Jet. AI Inc. and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 4.3 to the Company’s Form S-1 filed with the SEC on September 8, 2023)
4.7	Warrant Agreement Amendment, dated October 23, 2023, between Jet.AI Inc. and GEM Yield Bahamas Limited (incorporated by reference to Exhibit 4.4 to the Company’s Form S-1/A filed with the SEC on October 27, 2023)
4.8	Warrant by and between Jet.AI Inc. and Ionic Ventures, LLC (incorporated by reference to Exhibit 4.5 to the Company’s Form 10-K filed with the SEC on April 1, 2024)
4.9	By-laws of Jet.AI Inc. (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed with the SEC on August 14, 2023)
4.10	Amendment to Bylaws of Jet.AI Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on August 8, 2024)
5.1	Opinion of Dykema Gossett, PLLC
23.1	Consent of Dykema Gossett, PLLC (included in Exhibit 5.1)
23.2	Consent of Hacker, Johnson & Smith PA
24.1	Power of Attorney (included on the signature page of this Form S-8)
99.1	2023 Jet.AI Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 of Jet.AI’s Current Report on Form 8-K filed with the SEC on August 14, 2023).
107	Filing Fee Table

Item 9. Undertakings.

1. The undersigned Company hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv) Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

2. The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on December 31, 2024.

JET.AI INC.

By:	/s/ Michael Winston
Michael Winston
Executive Chairman and Interim Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Winston, as his or her true and lawful attorneys-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Winston	Executive Chairman and Interim Chief Executive Officer	December 31, 2024
Michael Winston	(Principal Executive Officer)

/s/ George Murnane	Interim Chief Financial Officer and Director	December 31, 2024
George Murnane	(Principal Financial Officer, Principal Accounting Officer)

/s/ William Yankus	Director	December 31, 2024
William Yankus

/s/ Wrendon Timothy	Director	December 31, 2024
Wrendon Timothy

/s/ Lt. Col. Ran David	Director	December 31, 2024
Lt. Col. Ran David

/s/ Donald Jeffrey Woods	Director	December 31, 2024
Donald Jeffrey Woods

/s/ Ehud Talmor	Director	December 31, 2024
Ehud Talmor

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